EXHIBIT 21.1

SUBSIDIARIES

Registrant’s Subsidiaries	Percentage Ownership	State of Incorporation

Radnet Management, Inc.	100%	California
Radnet Managed Imaging Services, Inc.	100%	California
Radnet Management I, Inc.	100%	California
Radnet Management II, Inc.	100%	California
Radnet Sub, Inc.	100%	California
FRI II, Inc.	100%	California
FRI, Inc.	100%	California
Pacific Imaging Partners, Inc.	100%	California
Rolling Oaks Imaging Corporation	100%	California
Rolling Oaks Radiology, Inc.	100%	California
SoCal MR Site Management, Inc.	100%	California
Valley Imaging Partners Inc.	100%	California
Advanced Imaging Partners, Inc.	100%	Delaware
Advanced NA, LLC	100%	Delaware
Community Imaging Partners, Inc.	100%	Delaware
Delaware Imaging Partners, Inc.	100%	Delaware
Diagnostic Imaging Services, Inc.	100%	Delaware
Ide Imaging Partners, Inc.	100%	Delaware
Image Medical Corporation	100%	Delaware
Mid Rockland Imaging Partners, Inc.	100%	Delaware
Radiologix, Inc.	100%	Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.	100%	Delaware
Treasure Coast Imaging Partners, Inc.	100%	Delaware
Questar Imaging, Inc.	100%	Florida
Questar Los Alamitos,Inc.	100%	Florida
Questar Victorville, Inc.	100%	Florida
Advanced Radiology, LLC	100%	Maryland
Imaging On Call, LLC	100%	New York
East Bergen Imaging, LLC	100%	New Jersey
Health Diagnostics of New Jersey, LLC	100%	New Jersey
New Jersey Imaging Partners, Inc.	100%	New Jersey
Progressive Medical Imaging of Bloomfield, LLC	100%	New Jersey
Progressive Medical Imaging of Hackensack, LLC	100%	New Jersey
Progressive Medical Imaging of Union City, LLC	100%	New Jersey
Progressive X-Ray of Englewood, LLC	100%	New Jersey
Progressive X-Ray of Kearney, LLC	100%	New Jersey
eRad, Inc.	100%	Pennsylvania